UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 14, 2026
DEFI DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-41748	83-2676794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, FL	33487
(Address of registrant’s principal executive offices)	(Zip code)
(561) 559-4111
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	DFDV	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock	DFDVW	The Nasdaq Stock Market LLC
Variable Rate Series C Perpetual Preferred Stock, par value $0.00001	CHAD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Adjustment to Dividend Rate on Variable Rate Series C Perpetual Preferred Stock
On October 15, 2026, DeFi Development Corp. (the “Company”) issued a press release announcing an increase to the regular dividend rate per annum on the Variable Rate Series C Perpetual Preferred Stock, par value $0.00001 per share (“CHAD Stock”) from 13.00% to 14.00%, effective for periods commencing on or after November 1, 2026. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Cash Dividend Declaration
The Company also announced that the dividend committee of its board of directors declared daily cash dividends of $0.00614 (or $184,469 in the aggregate for the full monthly period) per share of CHAD Stock for each business day for the period from November 1, 2026 through November 30, 2026, as listed in the table below (19 business days in the aggregate), which represents a per annum dividend rate of 14.00% on the CHAD Stock. Daily payments will be made to stockholders of record of CHAD Stock at the close of business on the immediately preceding business day.

Record date	Payment date	Dividend
October 30, 2026	November 2, 2026	$0.00614
November 2, 2026	November 3, 2026	$0.00614
November 3, 2026	November 4, 2026	$0.00614
November 4, 2026	November 5, 2026	$0.00614
November 5, 2026	November 6, 2026	$0.00614
November 6, 2026	November 9, 2026	$0.00614
November 9, 2026	November 10, 2026	$0.00614
November 10, 2026	November 12, 2026	$0.00614
November 12, 2026	November 13, 2026	$0.00614
November 13, 2026	November 16, 2026	$0.00614
November 16, 2026	November 17, 2026	$0.00614
November 17, 2026	November 18, 2026	$0.00614
November 18, 2026	November 19, 2026	$0.00614
November 19, 2026	November 20, 2026	$0.00614
November 20, 2026	November 23, 2026	$0.00614
November 23, 2026	November 24, 2026	$0.00614
November 24, 2026	November 25, 2026	$0.00614
November 25, 2026	November 27, 2026	$0.00614
November 27, 2026	November 30, 2026	$0.00614
United States Federal Income Tax Considerations

From a U.S. federal income tax perspective, to the extent distributions on the CHAD Stock are not treated as being made out of the Company's accumulated or current earnings and profits (“E&P”), they will, in the case of a U.S. holder, be treated first as a tax-free return of capital (“ROC”) to the extent of a U.S. holder’s adjusted tax basis in the CHAD Stock, and thereafter as capital gain which will be long-term capital gain if such U.S. holder’s holding period for the stock exceeds one year at the time of the distribution and, in the case of a non-U.S. holder, generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized in connection with the non-U.S. holder’s receipt of such distribution. Non-U.S. holders should review the disclosure under “—Material United States Federal Income Tax Considerations” in the prospectus supplement dated September 3, 2026. While there is no assurance that the Company will (or will not) have sufficient current or accumulated E&P to cause that any of our distributions are treated as dividends, a ROC or otherwise, the Company does not have any accumulated earnings and profits and does not expect to generate current earnings and profits in the current year or the foreseeable future.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of the CHAD Stock that for U.S. federal income tax purposes is:
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•an individual who is a citizen or resident of the United States;
•a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust or (b) the trust has validly elected to be treated as a United States person.
For the purposes of this discussion, a “non-U.S. holder” means a beneficial owner of the CHAD Stock that is not a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2026	DEFI DEVELOPMENT CORP.

	By:	/s/ Joseph Onorati
	Name:	Joseph Onorati
	Title:	Chairman & CEO
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